SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for use of the Commission only (as permitted by Rule
      14a-6 (e) (2))
[ x]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

HOMELAND HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x ]  No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and
      0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[  ]  Fee paid previously with preliminary materials

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

      Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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                 Homeland Holding Corporation
              2601 N.W. Expressway, Suite 1100E
                   Oklahoma City, OK 73112
                  ________________________

        NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
            TO BE HELD ON THURSDAY, JULY 10, 1997
                     ______________________



To the Stockholders of Homeland Holding Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Homeland Holding Corporation ("Company") will be held at the Hilton Inn Northwest, 2945 N.W. Expressway, Oklahoma City, Oklahoma, on Thursday, July 10, 1997, at 9:00 a.m., Oklahoma City, Oklahoma time, to consider the following matters:

          1.    the election of seven directors;

          2. the approval of the amendment to the Bylaws of Homeland to classify the Board of Directors;

          3. the approval of Coopers & Lybrand L.L.P. as independent certified public accountants for the current fiscal year;

          4. the approval of the Homeland Holding Corporation 1997 Non-Employee Directors Stock Option Plan;

          5. the approval of the increase in the number of shares available for options to be granted under the Homeland Holding Corporation 1996 Stock Option Plan; and

          6. the transaction of any other business as may properly be brought before the meeting.

     Details concerning those matters to come before the meeting are set forth in the accompanying Proxy Statement for your information.

     The Form 10-K of your Company for the fiscal year ended December 28, 1996, and Form 10-Q for the quarter ended March 22, 1997, are enclosed. We hope you will find them informative.

     Pursuant to the Bylaws of the Company, the Board of Directors has fixed the close of business on May 15, 1997, as the date for determining stockholders of record entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company's common stock, $0.01 par value, will entitle the holder thereof to one vote on all matters which may properly come before the Annual Meeting.

                                         By Order of the Board of Directors,

                                         Larry W. Kordisch
                                         Secretary
Dated:  June 6, 1997




                  _________________________


                       PROXY STATEMENT
                  _________________________


     This Proxy Statement is being furnished in connection with the 1997 Annual Meeting of Stockholders ("Annual Meeting") of Homeland Holding Corporation ("Company") to be held at the Hilton Inn Northwest, 2945 N.W. Expressway, Oklahoma City, Oklahoma, on Thursday, July 10, 1997, at 9:00 a.m., Oklahoma City, Oklahoma time. This Proxy Statement and the accompanying materials will be mailed on or about June 9, 1997, to stockholders of record as of the record date.

     At the Annual Meeting, the stockholders will consider five matters: (1) the election of directors of the Company;
(2) a proposal to amend the Bylaws of the Company ("Bylaws") to classify the Board of Directors of the Company ("Board of Directors"); (3) a proposal to ratify Coopers & Lybrand, L.L.P. as the independent auditors to the Company for fiscal year 1997; (4) a proposal to adopt the Homeland Holding Corporation 1997 Non-Employee Director Stock Option Plan ("Director Stock Option Plan") and (5) a proposal to amend the Homeland Holding Corporation 1996 Stock Option Plan ("Employee Stock Option Plan").

     The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting has been established as of the close of business on May 15, 1997. On that date, the Company had 4,758,025 issued and outstanding shares of Common Stock, par value $0.01 ("Common Stock"), of which 2,427,588 shares are held by the Company and Homeland Stores, Inc. ("Stores"), the wholly-owned subsidiary of the Company, in the Class 5 Disputed Claim Reserve ("Disputed Claim Reserve") pursuant to the First Amended Joint Plan of Reorganization of Homeland Stores, Inc. and Homeland Holding Corporation, as amended ("Plan of Reorganization").

     A complete list of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting will be available for inspection during normal business hours at the principal executive offices of the Company for ten days prior to the Annual Meeting and will be available at the Annual Meeting.

     Holders of record are entitled to one vote for each share held of record on each matter properly before the Annual Meeting and the presence of the holders of a majority of the shares of Common Stock, in person or by proxy, will be necessary for a quorum.

     The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for the election of directors and for the approval of the other matters to be submitted to the stockholders at the Annual Meeting. The Company and Stores will vote the shares of Common Stock in the Disputed Claim Reserve in the same proportion as the other shares of Common Stock are voted at the Annual Meeting. Abstentions and broker non-votes will not be included for purposes of voting.

     This enclosed Proxy is being solicited by the Board of Directors. Proxies may be solicited by personal interview, telephone or mail. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting materials to their principals and to obtain authorization for the execution of Proxies, and, upon request, will be reimbursed for their reasonable out-of-pocket expenses incurred in that process. The Company will bear the cost of the solicitation of proxies, which is expected to be nominal.

     Any holder of Common Stock returning the Proxy may
revoke the Proxy at any time prior to its exercise by: (a)
giving written notice of revocation to the Company; (b)
voting in person at the Annual Meeting or (c) executing and
delivering to the Company a later dated proxy.  Written
revocations and later dated proxies should be sent to the
Company at its principal executive offices:

                Homeland Holding Corporation
                   Oil Center, Suite 1100E
                  2601 Northwest Expressway
                  Oklahoma City, OK  73112
                       Attn: Secretary


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

     On May 13, 1996, the Company and Stores filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court of the District of Delaware ("Bankruptcy Court"). The Plan of Reorganization was confirmed by the Bankruptcy Court on July 19, 1996, and became effective on August 2, 1996, and effected a change in control of the Company.

     Under the Plan of Reorganization, each holder of a general unsecured claim against the Company or Stores is entitled to receive its ratable share of 4,450,000 shares of Common Stock, based on the amount of such holder's claim relative to all general unsecured claims. As of May 15, 1997, 2,022,412 of these shares have been distributed to the holders of general unsecured claims and 2,427,588 of these shares are held by the Company and Stores in the Disputed Claim Reserve pursuant to the Plan of Reorganization.

     Set forth below is certain information as of May 15, 1997, regarding the beneficial ownership of the Common Stock by: (a) each person known by the Company to have beneficial ownership of more than 5% of the Common Stock of the Company; (b) each director and each Named Executive Officer (as defined below), individually, and (c) all directors and officers as a group:


                                             Shares
                                          Beneficially          Percent of
Name of Beneficial Owner                     Owned                Class
Credit Suisse First Boston, Inc. (1)         246,460               5.2%
11 Madison Avenue
New York, NY  10010

James A. Demme (2)                           135,000               2.8%
Larry W. Kordisch (2)                         62,500               1.3%
Steve M. Mason (3)                               665                *
Terry M. Marczewski                               -                  -
Robert E. (Gene) Burris                           -                  -
Edward B. Krekeler, Jr.                           -                  -
Laurie M. Shahon                                  -                  -
John A. Shields                                   -                  -
William B. Snow                                   -                  -
David N. Weinstein                                -                  -

Officers and directors as a
group (12 persons)                           198,165               4.0%
______________________
*  Less than 1%

          (1) Credit Suisse First Boston, Inc. is the parent corporation of Credit Suisse First Boston
                  Corporation, a registered broker-dealer, which owns these shares of Common Stock of record.
                  Credit Suisse Group, the ultimate parent corporation of Credit Suisse First Boston
                  Corporation, disclaims ownership of these shares of Common Stock.
          (2) Messrs. Demme and Kordisch were awarded stock options pursuant to the Employee Stock Option Plan in December 1996 of 135,000 and 62,500 shares, respectively. Their options were exercisable immediately upon issuance and will expire December 26, 2006.
          (3) Mr. Mason is the beneficial owner of 324 shares of Common Stock and warrants to purchase 341 shares of Common Stock issued under the Plan of Reorganization.


                        PROPOSAL ONE

                    ELECTION OF DIRECTORS

     The Board of Directors consists of seven directors. Under the Bylaws as currently in effect, each director serves for a term of one year commencing at the annual meeting of stockholders at which he or she is elected and ending at the annual meeting of stockholders at which his or her successor is elected. At the Annual Meeting, the stockholders will consider a proposal to amend the Bylaws to classify the Board of Directors. See "AMENDMENT TO THE BYLAWS TO CLASSIFY THE BOARD OF DIRECTORS."

     The following is certain information about the current directors, each of whom has been nominated for re-election as a director at the Annual
Meeting:


                                                               Director
          Name                        Age      Position          Since


     Robert E. (Gene) Burris           50      Director           1996

     James A. Demme                    57      Director           1994

     Edward B. Krekeler, Jr.           53      Director           1996

     Laurie M. Shahon                  45      Director           1996

     John A. Shields                   54      Director           1993

     William B. Snow                   65      Director           1996

     David N. Weinstein                38      Director           1996

         Robert E. (Gene) Burris became a director of the Company on August 2, 1996. Since 1988, Mr. Burris has been President of the United Food and Commercial Workers' Union ("UFCW") Local No. 1000, which represents approximately 65% of Stores' unionized employees. Since February 1995, Mr. Burris has been the Chief Executive Officer and owner of G&E Railroad, a retail store. Under the modified union agreement which Stores entered into with the UFCW in connection with its restructuring under the Plan of Reorganization, the UFCW is entitled to designate one director of the Company and Stores. Mr. Burris is the designee of the UFCW.
           James A. Demme was elected Chairman of the Board in September 1996. He became President, Chief Executive Officer and a director of the Company as of November 30, 1994. From 1992 to 1994, Mr. Demme served as Executive Vice President of Retail Operations of Scrivner, Inc. He was responsible for the operations of its 170 retail stores which had a total volume exceeding $2 billion. From 1991 to 1992, Mr. Demme served as Senior Vice President of Marketing of Scrivner, Inc., where he was responsible for restructuring and refocusing the merchandising department to retail orientation. From 1988 to 1991, Mr. Demme was President and Chief Operating Officer of Shaws Supermarkets, which was the nation's fifteenth largest retail chain with sales of $1.7 billion.

          Edward B. Krekeler, Jr. became a director of the Company on August 2, 1996. Since 1994, he has been owner of Krekeler Enterprises, Ltd., a corporate financial consulting firm. From 1984 to 1994, he served in various positions as an officer of Washington Square Capital, Inc., including Vice-President, Special Investments; Vice-President, Administration; Vice-President, Private Placements; Portfolio Manager, Private Placements, and Chief Investment Analyst. He was Chairman of the Board of Directors of Convenient Food Marts, Inc. from 1990 to 1994.

          Laurie M. Shahon became a director of the Company on August 2, 1996. Ms. Shahon has been President of Wilton Capital Group, a private direct investment firm since January 1994. Ms. Shahon previously served as Vice Chairman and Chief Operating Officer of Color Tile, Inc. in 1989. From 1988 to 1993, she served as Managing Director of '21' International Holdings, Inc., a private holding company. From 1980 to 1988, she was Vice President of Salomon Brothers, Inc., where she was founder and head of the retailing and consumer products group. From 1976 to 1980, Ms. Shahon was an Associate with Morgan Stanley & Co. Incorporated. Ms. Shahon is a director of Arbor Drugs, Inc., One Price Clothing Stores, Inc. and Ames Department Stores, Inc.

          John A. Shields became a director of the Company in May 1993. Mr. Shields has been the Chairman and Chief Executive Officer of Delray Farms Fresh Markets, a retail perishables specialty chain, since January 1994. From 1983 to 1993, he served as President, Chief Executive Officer, Chief Operating Officer and a member of the Board of Directors of First National Supermarkets. Mr. Shields is a director of D.I.Y. Home Warehouse, Inc., Delray Farms, Inc., Wild Oats Markets, Inc. and Shore Bank, Inc.

          William B. Snow became a director of the Company on August 2, 1996. Mr. Snow has served as Vice Chairman of Movie Gallery, Inc., the second largest video specialty retailer in the United States, since 1994. From 1985 to 1994, he was Executive Vice President and a director of Consolidated Stores Corporation. From 1980 to 1985, Mr. Snow was Chairman, President and Chief Executive Officer of Amerimark, Inc., a diversified supermarket retailer and institutional food service distributor. From 1974 to 1980, he was President of Continental Foodservice, Inc. From 1966 to 1974, Mr. Snow was Senior Vice President of
     Hartmarx, Inc.   Mr. Snow is a director of Movie
     Gallery, Inc. and Action Industries, Inc.

          David N. Weinstein became a director of the Company on August 2, 1996. He is the Managing Director of the High Yield Capital Markets group at BancBoston Securities, Inc. From 1993 to March 1996, he served as Managing Director and High Yield Capital Market Specialist of Chase Securities, Inc. From 1990 to 1993, Mr. Weinstein was head of the Capital Markets group in the High Yield Department of Lehman Brothers and later was a director in the High Yield/Private Financing Group of Smith Barney Shearson. Mr. Weinstein is also a director of Ithaca Industries, Inc.

     No family relationships exist among the directors and the officers of the Company.

     The election of each nominated director requires a majority of the votes cast at the Annual Meeting. If a stockholder wishes to withhold authority to vote for any nominee, such stockholder can do so by following the directions set forth on the enclosed Proxy or on the ballot to be distributed at the Annual Meeting, if such stockholder wishes to vote in person. The persons named in the enclosed Proxy will vote the shares of Common Stock covered by such Proxy for the election of the nominees set forth above, unless instructed to the contrary.

     Directors who are not employees of the Company are paid an annual retainer of $15,000, a meeting fee of $1,000 for each meeting of the Board of Directors and each committee thereof which they attend personally and a meeting fee of $250 for each meeting of the Board of Directors and each committee thereof in which they participate by telephone.

     Since the effective date of the Plan of Reorganization on August 2, 1996, the Board of Directors has had four meetings. Each director has attended at least 75% of the meetings of the Board of Directors.

     The Company has three standing committees, an Audit Committee (consisting of Messrs. Krekeler (Chairman) and Burris and Ms. Shahon) which is responsible for recommending the independent auditor to the Company and reviewing the audit conducted by the independent auditor; a Compensation and Benefits Committee (consisting of Messrs. Snow (Chairman) and Shields and Ms. Shahon) which is responsible for reviewing executive compensation and benefits and making recommendations with respect thereto; and an Executive Committee (consisting of Messrs. Shields (Chairman), Krekeler and Snow) which is responsible for the strategic direction and guidance for the growth and development of the Company. From their establishment in August 1996 through December 1996, the Audit Committee and Compensation and Benefits Committee have each met once.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE FOR THE RE-ELECTION OF THE DIRECTORS.



                        PROPOSAL TWO

 AMENDMENT TO THE BYLAWS TO CLASSIFY THE BOARD OF DIRECTORS

     Because the proposed amendment to the Bylaws to classify the Board of Directors may have an impact upon the rights of stockholders and may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Company more difficult, each stockholder should carefully study the description of the amendment contained herein and the text of the amendment as set forth in Exhibit A
("Amendment") to this Proxy Statement.

     The description of the Amendment set forth below is qualified in its entirety by reference to the Amendment as set forth in Exhibit A.

     (a)   REASONS FOR THE AMENDMENT

          The Board of Directors has unanimously approved a proposed amendment to the Bylaws which will provide for the classification of the directors, the filing of vacant directorships and the removal of directors only for cause.

          In the view of the Board of Directors, the Amendment is in the best interests of the Company and its stockholders generally. The proposed classification would help lend continuity and stability to the management of the Company. Assuming adoption of the Amendment, at least two-thirds of the directors will generally have prior experience as directors. The Board of Directors believes that such classification will facilitate long-range strategic planning and policy. The Company has not historically had problems with the continuity or the stability of its Board of Directors.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
     APPROVAL OF THE PROPOSED AMENDMENT.


     (b)   THE AMENDMENT

          The Amendment provides that the Board of Directors will be divided into three classes, each class to be substantially equal in number. If the Amendment is adopted, two directors will be elected for a term expiring at the 1998 Annual Meeting of Stockholders; two directors will be elected for a term expiring at the 1999 Annual Meeting of Stockholders; and three directors will be elected for a term expiring at the 2000 Annual Meeting of Stockholders. Starting with the 1998 Annual Meeting of Stockholders, one class will be elected each year for a three-year term.

          The Amendment also provides that, in the event of any vacancy in the Board of Directors, for any reason, including any increase in the number of directors, such vacancy may be filled by a majority of the remaining directors and the new director so elected shall serve until the next election of the class for which such director is chosen and until his or her successor is elected and qualified.

          Finally, the Amendment also provides that directors may be removed only for cause. The Bylaws currently provide for removal of directors by the Stockholders with or without cause.

     (c)   ELECTION OF CLASSIFIED BOARD OF DIRECTORS

          At the Annual Meeting, seven directors,
     constituting the entire Board of Directors of the Company, are to be elected. If the Amendment is adopted, the seven directors will be elected for the terms set forth below. If the Amendment is not adopted, the directors will hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.


                                                            Expiration At
         Nominees                     Term               the Annual Meeting

         Robert E. (Gene) Burris      1 year                    1998

         David N. Weinstein           1 year                    1998

         Laurie M. Shahon             2 years                   1999

         John A. Shields              2 years                   1999

         James A. Demme               3 years                   2000

         William B. Snow              3 years                   2000

         Edward B. Krekeler, Jr.      3 years                   2000




                       PROPOSAL THREE

                  RATIFICATION OF AUDITORS

     At the Annual Meeting, the Stockholders will be asked to ratify the selection of Coopers & Lybrand L.L.P. ("C&L") as independent certified public accountants and tax advisors of the Company for the current fiscal year.

     C&L, independent certified public accountants, have audited the financial statements of the Company for the fiscal year ended December 28, 1996. Services provided by C&L included the audit of the financial statements, reviews of unaudited quarterly financial information and assistance in the preparation of federal and state income tax returns.

     A representative of C&L is expected to attend this meeting. He will be afforded the opportunity to make a statement, if he desires, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE FOR RATIFICATION OF C&L AS THE INDEPENDENT AUDITORS.



                        PROPOSAL FOUR

           APPROVAL OF DIRECTOR STOCK OPTION PLAN

     At the Annual Meeting, stockholders will also be asked to consider and approve the Director Stock Option Plan. The approval of the Director Stock Option Plan requires a majority of the votes cast at the Annual Meeting. The Board of Directors recommends that the stockholders approve the Director Stock Option Plan. The Director Stock Option Plan, if approved, will be implemented effective as of July 15, 1997.

    The purpose of the Director Stock Option Plan is to attract and to retain individuals of outstanding competence as members of the Board of Directors and to encourage ownership among the Board of Directors.

     The summary contained in this section is not intended to be complete and reference should be made to the Director
Stock Option Plan, set forth in Exhibit B of the Proxy
Statement, for a full description of the terms and provisions.

     The maximum number of options that may be granted to purchase shares of the Company's Common Stock is 90,000.

      The Director Stock Option Plan will be administered by the Board of Directors or a committee to be elected by the Board of Directors. The Board of Directors or the committee will have the powers to interpret and carry out the provisions of the Director Stock Option Plan. Any member of the Board of Directors may be eligible to participate in the Director Stock Option Plan.

     The Board of Directors or the Committee shall determine the medium and time of payment of the exercise price of each option granted. Unless the Board of Directors or the Committee otherwise determines, each option shall become exercisable ratably over a two-year period or immediately in the event of a "change of control," as defined in the Director Stock Option Plan.

     The option price of each option will not be permitted to be less than the fair market value as determined in accordance with the Director Stock Option Plan. Any option granted under the Director Stock Option Plan shall expire and terminate on the earlier of: (a) ten (10) years from the date the option is granted; (b) termination of the optionee's directorship for cause; and (c) forty-five (45) days after termination of service as a director other than as a result of removal for cause.

      Furthermore, the Board of Directors may from time to time amend, suspend, or discontinue the Director Stock Option Plan or amend any option granted, provided, however, no such action of the Board of Directors may, without approval of the stockholders, alter the provisions of the Director Stock Option Plan so as to: (a) materially increase the benefits accruing to participants; (b) materially increase the number of securities; or (c) materially modify the requirements as to eligibility for participation and no amendment may, without the consent of the optionee, affect any then outstanding options or unexercised portions thereof.

       A person who holds an option under the Director Stock Option Plan generally would not recognize income as a result of the grant of the option, but would normally recognize compensation taxable at ordinary income rates upon the exercise of the option to the extent that the fair market value on the date of the exercise of the option exceeds the option price paid (unless the shares of Common Stock remains subject to a "substantial risk of forfeiture"). The Company will be allowed a deduction for federal income tax purposes in the same amount as the person realizes ordinary income.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE
STOCKHOLDERS VOTE FOR THE APPROVAL OF THE DIRECTOR STOCK
OPTION PLAN.



                        PROPOSAL FIVE

      PROPOSAL TO APPROVE THE AMENDMENT OF THE EMPLOYEE
  STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF THE
COMPANY'S COMMON STOCK FOR WHICH OPTIONS MAY BE GRANTED FROM
              263,158 SHARES TO 432,222 SHARES

       The Board of Directors has approved the proposed amendment to the Employee Stock Option Plan, subject to stockholders approval. In the event that this amendment is not approved by the Company's stockholders, then only the amendment automatically becomes null and void. The Board of Directors approved the amendment to ensure that the Company will be able to grant additional options to its officers and certain key employees as part of its overall compensation program and also to continue to retain such qualified management. Except for the amendment to increase the number of shares, all other terms of the Employee Stock Option Plan remain unchanged. The amendment to the Employee Stock Option Plan is set forth in Exhibit C.

       As of the end of fiscal 1996, the Company has already granted options to purchase an aggregate of 197,500 shares of its Common Stock under the Employee Stock Option Plan to two officers. For more information regarding the Employee Stock Option Plan and options granted, see "Stock Option Plan" and "Fiscal Year-End Options" sections, respectively.

      The proposed amendment to the Employee Stock Option
Plan is subject to the approval of a majority of the outstanding shares of Common Stock entitled to vote and present at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE FOR THE PROPOSED AMENDMENT TO THE EMPLOYEE STOCK OPTION
PLAN.


                     EXECUTIVE OFFICERS

     The officers of the Company shall be elected by the Board of Directors at their annual meeting or at any regular or special meeting of the Board of Directors and shall be elected to hold office until the next succeeding annual meeting.

BIOGRAPHICAL INFORMATION

     Set forth below is certain information concerning each current executive officer of the Company or Stores:

                                                               Years with the
                                                               Company and/or
                           Age        Position                    Safeway

 James A. Demme             57     Chairman of the Board,           2
                                    President, Chief Executive
                                    Officer and  Director
 Larry W. Kordisch          49     Executive Vice President -       2
                                    Finance, Chief Financial
                                    Officer and  Secretary
 Steven M. Mason *          42     Vice President - Marketing      26
 Terry M. Marczewski        42     Vice President and Controller    2
 Prentess E. Alletag, Jr.*  50     Vice  President - Human         29
                                    Resources
 Francis  T. Wong           37     Treasurer and Assistant          8
                                    Secretary

 *  Messrs. Mason and Alletag only serve as officers for Stores.

          James A. Demme was elected Chairman of the Board in September 1996. He became President, Chief Executive Officer and a director of the Company as of November 30, 1994. From 1992 to 1994, Mr. Demme served as Executive Vice President of Retail Operations of Scrivner, Inc. He was responsible for the operations of its 170 retail stores which had a total volume exceeding $2 billion. From 1991 to 1992, Mr. Demme served as Senior Vice President of Marketing of Scrivner, Inc., where he was responsible for restructuring and refocusing the merchandising department to retail orientation. From 1988 to 1991, Mr. Demme was President and Chief Operating Officer of Shaws Supermarkets, which was the nation's fifteenth largest retail chain with sales of $1.7 billion.

          Larry W. Kordisch joined the Company in February 1995 and became Executive Vice President - Finance, Treasurer, Chief Financial Officer and Secretary as of May 1995. Prior to joining Stores, Mr. Kordisch served as Executive Vice President - Finance and Administration, Chief Financial Officer and member of the Board of Directors of Scrivner, Inc. and was responsible for the Finance, Accounting, Risk Management, Legal and Administrative functions. Mr. Kordisch is a director of Eateries, Inc.

          Steven M. Mason joined Safeway, Inc. ("Safeway") in 1970 and the Oklahoma Division of Safeway in 1986.
     At the time of the Company's organization, he was serving as Special Projects Coordinator for the Oklahoma Division. In November 1987, he joined Stores and, in October 1988, he was appointed to the position of Vice President - Retail Operations. In October
     1993, Mr. Mason was appointed to the position of Vice
     President - Marketing.

          Terry M. Marczewski joined the Company in April 1995 and became the Chief Accounting Officer, Assistant Treasurer and Assistant Secretary as of May 1995. From July 1994 to April 1995, he was the controller at Fleming Companies, Inc.- Scrivner Group. From 1990 to July 1994, Mr. Marczewski was the Vice President and Controller at Scrivner, Inc., the nation's third largest grocery wholesaler, prior to its acquisition by Fleming Companies, Inc. In December 1996, Mr. Marczewski was appointed to the position of Vice President and Controller.

           Prentess E. Alletag, Jr. joined the Oklahoma
     Division of Safeway in October 1969, where, at the time of the Company's organization, he served as Human
     Resources and Public Affairs Manager.  In November
     1987, Mr. Alletag joined Stores as Vice President -
     Human Resources.

          Francis T. Wong joined the Company in July 1989. In December 1996, Mr. Wong was appointed to the position of Treasurer and Assistant Secretary. Prior to this appointment, Mr. Wong served as Director of Finance, Assistant Secretary and Assistant Treasurer of the Company.


COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to, or on behalf of, the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereinafter referred to as the "Named Executive Officers") for the fiscal years ended December 28, 1996, December 30, 1995, and December 31, 1994:


                 SUMMARY COMPENSATION TABLE

                    Annual Compensation


Name and                                                        Long-Term
Principal                                                      Compensation       All Other
Position                       Year      Salary    Bonus       Option Awards    Compensation (3)


James A. Demme  (1)(2)          1996     $200,000    $200,000      135,000      $  4,675
Chairman, President             1995      200,000     100,000         -            4,396
and Chief  Executive            1994       11,538        -            -             -
Officer

Larry W. Kordisch (2)(4)        1996     $150,000    $150,000       62,500      $  1,539
Executive Vice                  1995      126,923     100,000         -            3,907
Pres. Finance,
Chief Financial Officer
and Secretary

Steven M. Mason  (2)            1996     $130,500    $130,500         -         $  2,620
Vice President -                1995      130,500      19,575         -            6,414
Marketing                       1994      130,500     110,925         -            8,963

Terry M. Marczewski (2)(5)      1996     $ 90,000    $ 45,000         -         $     86
Vice President -                1995       69,326      20,000         -               43
Controller

Alfred F. Fideline, Sr. (2)(6)  1996     $ 80,000    $ 40,000         -         $    270
Former Vice President -         1995     $ 80,000    $ 12,000         -              247
Retail Operations               1994     $ 78,462    $ 53,074         -              370




(1)  Mr. Demme joined the Company as President, Chief
     Executive Officer and a director as of November 30, 1994.

(2)  Personal benefits provided to the Named Executive
     Officer under various Company programs do not exceed
     10% of total annual salary and bonus reported for the Named Executive Officer.

(3) The Company provides reimbursement for medical benefit insurance premiums for certain of the Named Executive Officers. These persons obtain individual private medical benefit insurance policies with benefits substantially equivalent to the medical benefits currently provided under the Company's group plan. The Company also provides for life insurance premiums for executive officers, including certain Named Executive Officers and one other executive officer, who obtain private term life insurance policies with benefits of $500,000 per person. Amounts paid during 1996 are as follows: James A. Demme, $3,325; Larry W. Kordisch, $1,191; and Steven M. Mason, $2,445.

 (4) Mr. Kordisch joined the Company in February 1995 and was appointed Executive Vice President-Finance, Chief
     Financial Officer, Treasurer and Secretary of the
     Company as of May 5, 1995.

(5) Mr. Marczewski joined the Company in April 1995 and was appointed the Chief Accounting Officer and Controller of the Company as of May 5, 1995.

(6) Mr. Fideline was Vice President - Retail Operations until his resignation in January 1997.


STOCK OPTION PLAN

     In December 1996, the Board of Directors of the Company, pursuant to the Plan of Reorganization, adopted the Employee Stock Option Plan. The Employee Stock Option Plan, to be administered by the Board of Directors, or a committee of the Board of Directors provides for the granting of options to purchase up to an aggregate of up to 263,158 shares of Common Stock. Options granted under the Employee Stock Option Plan shall be "non-qualified options." The option price of each option must not be less than the fair market value as determined by the Board of Directors or the committee. Unless the Board of Directors or the committee otherwise determines, options shall become exercisable ratably over a five-year period or immediately in the event of a "change of control" as defined in the Employee Stock Option Plan. Each option must be evidenced by a written agreement and must expire and terminate on the earliest of:
(a) ten (10) years from the date the option is granted; (b) termination for cause and (c) forty-five (45) days after termination for other than cause. See Proposal Five for an amendment to the Employee Stock Option Plan.

FISCAL YEAR-END OPTIONS

     The following table sets forth certain information with respect to grants of options to the following Named
Executive Officers during the 1996 fiscal year:



              Option Grants in Last Fiscal Year

                                                                          Potential Realized Value at
                                                                            Assumed Rates of Stock
                                                                                Appreciation for
                        Individual Grants                                      Option Terms
____________________________________________________________              _______________________
                     Number of
                     Securities    % of Total
                     Underlying    Options Granted
                     Options       to Employees     Exercise   Expiration
Name                 Granted       in Fiscal Year    Price        Date           5%           10%

James A. Demme       135,000 (1)      60.3%          $8.00     Dec. 26, 2006   $679,206   $1,721,242
Larry W. Kordisch     62,500 (1)      39.7%          $8.00     Dec. 26, 2006   $314,447   $  796,871



(1)  The options are exercisable immediately upon issuance.
     None of these options have been exercised.


RETIREMENT PLAN

     The Company maintains a retirement plan in which all non-union employees, including members of management, participate. Under the plan, employees who retire at or after age 65 and after completing five years of vesting service (defined as calendar years in which employees complete at least 1,000 hours of service) will be entitled to retirement benefits equal to 1.50% of career average annual compensation (including basic, overtime and incentive compensation) plus .50% of career average annual compensation in excess of the social security covered compensation, such sum multiplied by years of benefit service (not to exceed 35 years). Service with Safeway prior to the organization of the Company is credited for vesting purposes under the plan. Retirement benefits will also be payable upon early retirement beginning at age 55, at rates actuarially reduced from those payable at normal retirement. Benefits are paid in annuity form over the life of the employee or the joint lives of the employee and his or her spouse or other beneficiary.

     Under the retirement plan, estimated annual benefits payable to the named executive officers of the Company upon retirement at age 65, assuming no changes in covered compensation or the social security wage base, would be as follows: James A. Demme, $28,503; Larry W. Kordisch,
$47,417; Steven M. Mason, $85,134; and Terry M. Marczewski,
$67,591.


MANAGEMENT INCENTIVE PLAN

     Stores maintains a Management Incentive Plan to provide incentive bonuses for members of its management and key employees. Bonuses are determined according to a formula based on both corporate, store and individual performance and accomplishments or other achievements and are paid only if minimum performance and/or accomplishment targets are reached. Minimum bonuses range from 0 to 50% of salary for officers (as set forth in the plan), including the Chief Executive Officer. Maximum bonus payments range from 100% to 200% of salary for officers and up to 200% of salary for the Chief Executive Officer. Performance levels must significantly exceed target levels before the maximum bonuses will be paid. Incentive bonuses paid to managers and supervisors vary according to their reporting and responsibility levels. The plan is administered by the Compensation and Benefits Committee. Incentive bonuses earned for certain Named Executive Officers under the plan for performance during fiscal year 1996 are included in the Compensation section.


EMPLOYMENT CONTRACTS WITH NAMED EXECUTIVE OFFICERS

     In November 1994, the Company entered into an employment agreement with James A. Demme, the Company's President and Chief Executive Officer, for an indefinite term. The agreement provides a base annual salary of not less than $200,000 subject to increase from time to time at the discretion of the Board of Directors. The agreement entitles Mr. Demme to participate in the Company's Management Incentive Plan with a maximum annual bonus equal to 100% of base salary. The agreement also provides for awards under a long term incentive compensation plan which is to be established by the Company and authorizes reimbursement for certain business-related expenses. The agreement was amended in April 1996, to provide that, if the agreement is terminated by the Company for other than cause or disability prior to December 31, 1997, or is terminated by Mr. Demme following a change of control or a trigger event (as defined), Mr. Demme is entitled to receive: (a) payment, which would not be subject to any offset as a result of his receiving compensation from other employment, equal to two years' salary, plus a pro rata amount of the incentive compensation for the portion of the incentive year that precedes the date of termination, and (b) continuation of welfare benefit arrangements for a period of two years after the date of termination.

     On September 26, 1995, the Company entered an employment agreement with Larry W. Kordisch, the Company's Executive Vice President-Finance and Chief Financial Officer. The agreement provides for a base annual salary of not less than $150,000, subject to increase from time to time at the discretion of the Board of Directors. Mr. Kordisch is also entitled to participate in the Management Incentive Plan based upon the attainment of performance objectives as the Board of Directors shall determine from time to time. The agreement was amended in April 1996, to provide that, if the agreement is terminated by the Company for other than cause or disability prior to December 31, 1997, or is terminated by Mr. Kordisch following a change of control or a trigger event (as defined), Mr. Kordisch is entitled to receive: (a) payment, which would not be subject to any offset as a result of his receiving compensation from other employment, equal to two years' salary, plus a pro rata amount of the incentive compensation for the portion of the incentive year that precedes the date of termination, and (b) continuation of welfare benefit arrangements for a period of two years after the date of termination.

     On September 26, 1995, the Company entered into an employment agreement with Terry M. Marczewski, the Company's Controller and Chief Accounting Officer. The agreement, which is for an indefinite term, provides for a base annual salary of $90,000, subject to increase from time to time at the discretion of the Board of Directors. Mr. Marczewski is also entitled to participate in the Management Incentive Plan based upon the attainment of performance objectives as the Board shall determine from time to time. The agreement was amended in April 1996, to provide that, in the event his employment is terminated prior to December 31, 1997, for any reason other than cause or disability, the Company will pay Mr. Marczewski his annual salary for a period of one year after the termination date or until December 31, 1997, whichever is longer, plus a pro rata amount of the incentive compensation for the portion of the incentive year that precedes the date of termination.

     In April 1996, the Company entered into employment agreements with Steve Mason, the Company's Vice President of Marketing. The agreement, which is for an indefinite term, provides a base annual salary of $130,500 for Mr. Mason, subject to increase from time to time at the discretion of the Board of Directors. In the event his employment is terminated prior to December 31, 1997, for any reason other than cause or disability, the Company will pay Mr. Mason his annual salary for a period of one year after the termination date or until December 31, 1997, whichever is longer, plus a pro rata amount of the incentive compensation for the portion of the incentive year that precedes the date of termination.

     On January 8, 1997, the Company entered into a settlement agreement (the "Settlement Agreement") with Alfred F. Fideline, Sr., the Company's former Vice President
- Retail Operations, in connection with his termination of employment with the Company. Pursuant to the terms of the Settlement Agreement, the Company agreed to provide Mr. Fideline with the following: (a) medical and dental benefits through December 31, 1997; (b) payment of his base salary through January 2, 1998; and (c) conveyance of the Company car.


COMPENSATION COMMITTEE REPORT

     The Compensation and Benefits Committee (the
"Committee") of the Company is composed entirely of non-employee directors. The Committee reviews and approves all compensation arrangements for executive officers and, in that regard, has developed compensation policies for the executives which seek to enhance the profitability of the Company and to assure the ability of the Company to attract and retain executive employees with competitive compensation. Actions by the Committee are reported to the Board of Directors and, in appropriate cases, ratified by the Board of Directors prior to implementation.

     The compensation program of the Company seeks specifically to motivate the executives of the Company to achieve objectives which benefit the Company within their respective areas of responsibility, with particular emphasis on continued growth in revenues, expense control, operating efficiency, and the ultimate realization of profits for the Company.

     Base salary levels for the Company's executive officers, including the Chief Executive Officer, are set so that the overall cash compensation package for executive officers, including bonus opportunity, compares reasonably to companies with which the Company competes for executive talent. In determining salaries, the Committee also takes into account a number of factors, which primarily include individual experience and performance, the officer's level of responsibility, the cost of living and historical salary levels. The measures of individual performance considered include, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors such as the Company's financial performance, the individual's achievement of particular nonfinancial goals within his or her responsibility, and other contributions made by the officer to the Company's success.

     In addition to base salary, certain executives, including the Chief Executive Officer, may earn an incentive of up to 200% of such executive's base pay. The compensation policies of the Company are general and subjective both as to salary and as to the other components of the compensation program. The Company's compensation program also includes benefits typically offered to executives of similar businesses to promote management stability, consisting of a retirement plan, stock option plan and employment agreements.

     Mr. Demme's salary for 1996 was based on his employment agreement that was entered into in November 1994. The terms of the employment agreement are set forth in the "Employment
Contracts with Named Executive Officers" section.

     Mr. Demme's annual bonus for 1996 was $200,000. This amount was based on Mr. Demme achieving the criteria established by the Committee in the 1996 Management Incentive Plan. This included orchestrating the Company's successful restructuring while at the same time exceeding established financial objectives. In 1996, the Committee also awarded Mr. Demme options to purchase up to 135,000 shares of the Common Stock under the Employee Stock Option Plan. Additional information on the terms of the option is set forth in the "Stock Option Plan" section.
     No member of the Compensation and Benefits Committee is a current or former officer or employee of the Company.



                              William B. Snow, Chairman
                              Laurie M. Shahon
                              John A. Shields


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ms. Shahon and Messrs. Snow and Shields serve on the Company's Compensation and Benefits Committee of the Board of Directors.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to the consummation of the Plan of Reorganization, the Company's largest stockholders were Clayton & Dubilier Private Equity Fund III Limited Partnership ("C&D Fund III") which owned approximately 35.9% of the Old Common Stock, and Clayton Dubilier Private Equity Fund IV Limited Partnership ("C&D Fund IV") which owned approximately 40.4% of the Old Common Stock. After consummation of the Restructuring, C&D Fund III and C&D Fund IV owned less than 5% of the outstanding Common Stock. The Company believes that C&D Fund III and C&D Fund IV sold all of their Common Stock prior to year-end 1996.

     C&D Fund III and C&D Fund IV are private investment funds managed by Clayton, Dubilier & Rice, Inc. ("CD&R"). Amounts contributed to C&D Fund III and C&D Fund IV by the limited partners thereof are invested at the discretion of the general partner in the equity of corporations organized for the purpose of carrying out leveraged acquisitions involving the participation of management, or, in the case of C&D Fund IV, in corporations where the infusion of capital coupled with the provision of managerial assistance by CD&R can be expected to generate returns on investments comparable to returns historically achieved in leveraged buy-out transactions. The general partner of C&D Fund III is Clayton & Dubilier Associates III Limited Partnership, a Connecticut limited partnership ("Associates III"). The general partner of C&D Fund IV is Clayton & Dubilier Associates IV Limited Partnership, a Connecticut limited partnership ("Associates IV"). B. Charles Ames, a principal of CD&R, a holder of an economic interest in Associates III and a general partner of Associates IV, also served as Chairman of the Board of the Company until the Effective Date. Andrall E. Pearson, a principal of CD&R and a former director of the Company, is a general partner of Associates
IV. Michael G. Babiarz, a former director of the Company, is a professional employee of CD&R. Hubbard C. Howe, a principal of CD&R and a former director of the Company, is a general partner of Associates IV.

     Through 1995, CD&R received an annual fee for management and financial consulting services provided to the Company and reimbursement of certain expenses. The consulting fees paid to CD&R were $125,000 in 1995, $150,000 in 1994 and $200,000 in 1993. CD&R agreed to forgo the consulting fee after October 1995, in view of the Company's financial position and in order to facilitate the proposed Restructuring. To further assist the Company, CD&R paid Donaldson, Lufkin and Jenrette, an investment banking firm, approximately $250,000 in 1995 and $500,000 plus expenses in 1996 for consulting services relating to the Restructuring.

     CD&R, C&D Fund III and the Company entered into an Indemnification Agreement on August 14, 1990, pursuant to which the Company agreed to indemnify CD&R, C&D Fund III, Associates III and their respective directors, officers, partners, employees, agents and controlling persons against certain liabilities arising under the federal securities laws and certain other claims and liabilities.

     CD&R, C&D Fund III, C&D Fund IV and the Company entered into a separate Indemnification Agreement, dated as of March 4, 1992, pursuant to which the Company agreed, subject to any applicable restrictions in the Indenture relating to the Old Notes, the Prior Credit Agreement, the Subordinated Note Indenture, the 1987 Registration and Participation Agreement, and the 1990 Registration and Participation Agreement, to indemnify CD&R, C&D Fund III, C&D Fund IV, Associates III, Associates IV and their respective directors, officers, partners, employees, agents and controlling persons against certain liabilities arising under the federal securities laws and certain other claims and liabilities.

     Mr. Gene Burris, a director of the Company, is President of UFCW Local No. 1000, which represents approximately 65% of the Company's unionized employees. Pursuant to the Modified Union Agreements, the UFCW has the right to designate one member of the Board of Directors of Company and Stores. Mr. Burris is the designee of the UFCW.

    The Plan of Reorganization also permitted the informal committee which represented the secured noteholders of Stores prior to the consummation of the restructuring to designate four persons as directors. That committee designated Edward B. Krekeler, Jr., Laurie M. Shahon,
William B. Snow and David N. Weinstein.


PERFORMANCE GRAPH

    The Company's Common Stock commenced trading on NASDAQ National Market System on April 14, 1997, under the symbol "HMLD." As of the date of this Proxy Statement, the Company does not have sufficient data to provide a performance graph.


SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act requires directors, executive officers and persons who are the beneficial owners of more than 10% of any class of any equity security of the Company to file reports with the Securities and Exchange Commission ( "SEC"). Each of the directors and executive officers of the Company were required to file a form with the SEC no later than the date on which the Registration Statement on Form 10 with respect to the Common Stock became effective (December 6, 1996).
The directors and executive officers filed their respective
Forms in December 1996 (after December 6, 1996) and January
1997. Accordingly, such forms were filed untimely. This was the sole occasion on which the directors and the executive officers made untimely filings in 1996.


                   STOCKHOLDERS' PROPOSALS

     The Board of Directors will consider proposals of the stockholders intended to be presented for action at the 1998 Annual Meeting of Stockholders. For a shareholder proposal to be considered by the Board of Directors, it must be received by the Secretary of the Company at the principal executive officers of the Company no later than March 16, 1998.


                        OTHER MATTERS

    Management of the Company does not know of any other matters to be brought before the meeting. If any other matter properly comes before the Annual Meeting, it is intended that the holders of Proxies will act in respect thereof in accordance with their best judgment.


     A COPY OF ITS REPORT ON FORM 10-K FOR THE 1996 FISCAL YEAR ENDED DECEMBER 28, 1996, IS BEING MAILED IN THIS PROXY STATEMENT TO EACH OF THE STOCKHOLDERS OF RECORD ON MAY 15, 1997, AND EACH BENEFICIAL STOCKHOLDER ON THAT DATE. IF YOU HAVE NOT RECEIVED YOUR COPY, HOMELAND WILL PROVIDE A COPY WITHOUT CHARGE (A REASONABLE FEE WILL BE CHARGED FOR EXHIBITS), UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, ATTENTION: SECRETARY.


                          EXHIBIT A



                HOMELAND HOLDING CORPORATION
        AMENDMENT TO THE BYLAWS TO CLASSIFY THE BOARD
                       OF DIRECTORS


Number and Term of Office. The number of directors constituting the entire Board of Directors shall be twelve, which number may be modified from time to time by resolution of the Board of Directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office; and provided further, that in no event shall the number of directors be less than one. Each director (whenever elected) shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

Election of Directors. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 1997, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold officer for a term expiring at the third succeeding annual meeting. If the annual meeting for the election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient At each meeting of the stockholders for the election of directors, provided a quorum is present, the directors shall be elected by a plurality of the votes validly cast in such election.

Removal of Directors. Any director may be removed at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such director, cast at a special meeting of stockholders called for the purpose.
                          EXHIBIT B


                HOMELAND HOLDING CORPORATION
         THE 1997 NON-EMPLOYEE DIRECTORS OPTION PLAN

      1.     Purpose.  This Homeland Holding Corporation
     1997 Non-Employee Directors Stock Option Plan (the
     "Director Stock Option Plan" or "Plan") is intended to attract and retain individuals of outstanding competence as members of the Board of Directors and to encourage stock ownership among the Board of Directors of Homeland Holding Corporation ("Holding") and its subsidiaries in order to increase their proprietary interest in the success of Holding. The term
     "Homeland" means Holding and its subsidiaries.

      2. Administration. The Plan shall be administered by the Board of Directors of Holding ("Board") or, if the Board decides that the Plan should be so administered, by a committee ("Committee") of at least two (2) members of the Board appointed by the Board. Upon the appointment of a Committee, the Board of Directors shall cease to administer the Plan and the Committee shall administer the Plan.

          The Board or, if there is a Committee, the Committee shall determine the persons who may participate in the Plan and, subject to the provisions of the Plan, the extent, the terms and the conditions of their participation.

          The interpretation and the construction by the Board or, if there is a Committee, the Committee of any provision of the Plan or any option granted under the Plan and any determination by the Board or, if there is a Committee, the Committee pursuant to any provision of the Plan or any such option shall be final and conclusive. No member of the Board or the Committee, if any, shall be liable for any action or any determination taken or made in good faith and the members of the Board and the Committee, if any, shall be entitled to indemnification and advancement of expenses as provided in the Bylaws of Holding.

      3. Stock. The capital stock subject to options under the Plan shall be authorized but unissued shares of Common Stock, par value $0.01 per share ("Common Stock"), of Holding, subject to adjustment in accordance with the Plan. Subject to adjustment in accordance with the Plan, the total number of shares of Common Stock on which options may be granted under the Plan may not exceed, in the aggregate, 90,000 shares. If any option outstanding under the Plan expires or terminates for any reason prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock covered by the unexercised portion of such option may again be subject to an option under the Plan.

      4.     Terms and Conditions of Stock Options.    All
     of the options granted under the Plan shall comply with, and be subject to the following provisions:

          4.1. Eligibility. The individuals who are eligible to receive options under the Plan are directors of Homeland.

          4.2. Option Price. The option price for each option shall be not less than the fair market value as determined in accordance with Section 5.

          4.3. Term of Option. Any option granted under the Plan shall expire and terminate on, and shall not be exercisable after, the earliest of (a) ten (10) years from the date the option is granted; (b) termination of the optionee's directorship for cause; and (c) forty-five (45) days after termination of service as a director other than as a result of removal for cause.

          4.4. Medium and Time of Payment. The Board or, if there is a Committee, the Committee shall determine the medium and the time of payment of the exercise price of each option granted under the Plan. Unless the Board or the Committee otherwise determines, the exercise price shall be paid in cash at the time at which the option is exercised.

             If so determined by the Board or the Committee, the exercise price may (a) be paid in cash; (b) be paid by transferring to Holding shares of Common Stock equal in value (as determined by the Board or, if there is a Committee, the Committee) to the exercise price; or (c) be paid in cash in an amount equal to the par value of the shares of Common Stock with a binding obligation to pay the balance of the exercise price on terms and subject to conditions determined by the Board or, if there is a Committee, by the Committee. The Board or, if there is a Committee, may at the time that it grants an option, in its sole discretion, grant an optionee the right to convert an unexercised option to a cash payment equal to the difference between the exercise price and the fair market value of the shares of Common Stock covered thereby on the date of conversion (as determined in accordance with Section 5).

          4.5. Written Agreement. Each option shall be evidenced by a written agreement, which shall state, inter alia, the total number of shares of Common Stock covered thereby.

          4.6. Date of Exercise. The date on which options are exercisable shall be determined by the Board or, if there is a Committee, by the Committee.
          Unless the Board or the Committee otherwise determines, each option shall become exercisable at a rate equal to 50% of the number of shares covered thereby on the first anniversary and the remaining 50% of the number of shares covered thereby on the second anniversary. After becoming exercisable, an option may be exercised at any time and from time to time in whole or in part until expiration or termination of the option.

               If there is a change in control of Holding, all options granted under this Plan shall be immediately exercisable and each optionee shall have the right to exercise the optionee's option at any time prior to the expiration of the option.

               The term "change of control" means (a) the earliest date a new shareholder or related group of new shareholders acquires beneficial ownership of 30% or more of the then issued and outstanding Common Stock, (b) the date on which Holding ceases to own all of the issued and outstanding capital stock of Homeland Stores, Inc. or (c) the date on which Holding or Homeland Stores, Inc. disposes of 50% or more of its assets.

          4.7. Adjustments. The Board or, if there is a Committee, the Committee may adjust the number and kind of shares covered by each outstanding option and the price per share thereof for each outstanding option as the Board or the Committee, as the case may be, determines, in its sole discretion and good faith, is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Homeland; (b) any merger, consolidation, separation, reorganization or partial or complete liquidation; or (c) any other corporate transaction or event having an effect similar to any of the foregoing events.
               The Board or, if there is a Committee, the Committee may adjust the number or kind of shares on which options may be granted to persons participating under the Plan as the Board or, if there is a Committee, the Committee, as the case may be, determines, in its sole discretion and in good faith, is appropriate to reflect any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Homeland.

               No fractional shares shall be issued upon any exercise of an option following an adjustment and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

          4.8. Assignability. No option is assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by the optionee.

          4.9. Optionee's Agreement. If, at the time of the exercise of any option, it is necessary, appropriate or advisable, in order to comply with any applicable laws or regulations relating to the sale of securities, that an optionee exercising an option agree that the optionee will purchase the shares of Common Stock covered by the option for investment and not with any present intention to resell those shares or make other agreements, the optionee will execute and deliver to Holding an agreement in form and substance requested by Holding.

          4.10. Rights as a Shareholder. An optionee has no rights as a shareholder with respect to shares covered by an option until the date of the issuance of the shares of Common Stock to the optionee and only after such shares are fully paid.

          4.11.     Other Provisions.  The written
          agreements required under the Plan may contain such other terms and conditions as the Board or, if there is a Committee, the Committee deems appropriate or advisable.

          5. Fair Market Value. Fair market value shall be determined by the Board or, if there is a Committee, the Committee as provided in this
          Section 5.

               The term "fair market value" shall mean (a), if the shares are listed on a national securities exchange, the closing price on the date on which the fair market value is to be determined or, if none of the shares were traded on that date, on the immediately preceding date on which shares were traded; (b), if the shares are quoted on an inter-dealer quotation system, the closing "asked" price on the date on which fair market value is to be determined or, if such closing "asked" price is not available, the last sales price on such date or, if no shares were traded on such date, on the immediately preceding date on which shares were traded; or (c), if the shares are not listed on a national securities exchange or quoted on an inter-dealer quotation system, the value determined by the Board or the Committee, as the case may be, taking into account such factors reflecting value as they deem appropriate.

           6.     Term of Plan.  No stock option shall be
          granted pursuant to the Plan after July 15, 2007.
           7.     Amendments.  The Board may from time to
          time amend, suspend, or discontinue the Plan or
          amend any option granted thereunder; provided, however, no such action of the Board may, without approval of the shareholders, alter the provisions of the Plan so as to (a) materially increase the benefits accruing to participants under the Plan;
          (b) materially increase the number of securities which may be issued under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan and no amendment may, without the consent of the optionee, affect any then outstanding options or unexercised portions thereof.

          8.     No Obligation to Exercise Option.  The
          granting of an option does not impose any obligation upon the optionee to exercise the option.





                          EXHIBIT C



                HOMELAND HOLDING CORPORATION
         AMENDMENT TO THE EMPLOYEE STOCK OPTION PLAN


Section 3 of the Homeland Holding Corporation 1996 Stock
Option Plan would be amended to read as follows:


     The capital stock subject to options under the Plan shall be authorized but unissued shares of Common Stock, par value $0.01 per share ("Common Stock"), of Holding, subject to adjustment in accordance with the Plan. Subject to adjustment in accordance with the Plan, the total number of shares of Common Stock on which options may be granted under the Plan may not exceed, in the aggregate, 432,222 shares. If any option outstanding under the Plan expires or terminates for any reason prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock covered by the unexercised portion of such option may again be subject to an option under the Plan.

               PROXY /VOTING INSTRUCTION CARD

                HOMELAND HOLDING CORPORATION
                   OKLAHOMA CITY, OKLAHOMA


 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  FOR THE ANNUAL MEETING OF STOCKHOLDERS ON THE 10TH DAY OF
                         JULY, 1997.

     The undersigned hereby appoints James A. Demme and Larry W. Kordisch, and each of them, each with the power to appoint his substitute, attorneys with the powers the undersigned would possess if personally present to vote all of the Common Stock of Homeland Holding Corporation ("Company") held of record by the undersigned on May 15, 1997, at the Annual Meeting of the Stockholders to be held on the 10th day of July 1997, at the Hilton Inn Northwest, 2945 N.W. Expressway, Oklahoma City, Oklahoma, at 9:00 a.m., Oklahoma City, Oklahoma time, and at any adjournments thereof, upon the matters set forth below and described in the notice and proxy statement for said meeting, copies of which have been received by the undersigned; and, in their discretion, upon all other matters which may come before the meeting. Without otherwise limiting the general authorization hereby given, said attorneys are instructed to vote as follows on the matters set forth below:

(1)  Election of Directors

       [  ]   FOR all nominees listed below
              (except as marked to the contrary below)

       [  ]   WITHHOLD AUTHORITY
              to vote for all nominees listed below

              INSTRUCTION--TO WITHHOLD AUTHORITY TO VOTE FOR
              ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

              Robert E. (Gene) Burris, James A. Demme, Edward B.
              Krekeler, Jr., Laurie M. Shahon, John A. Shields,
              William B. Snow and David N. Weinstein

(2) Proposal to approve the amendments to the Bylaws of the Company to classify the Board of Directors.

              Terms expiring in 1998: Robert E. (Gene) Burris and David N. Weinstein
              Terms expiring in 1999: Laurie M. Shahon and
              John A. Shields
              Terms expiring in 2000: James A. Demme, William B. Snow and Edward B. Krekeler, Jr.

     FOR  [  ]     AGAINST  [  ]      ABSTAIN  [  ]

(3) Proposal to ratify the engagement of the accounting firm of Coopers & Lybrand L.L.P. as auditors and tax advisors for the current fiscal year.

     FOR  [  ]     AGAINST  [  ]      ABSTAIN  [  ]

(4)  Proposal to approve the Homeland Holding Corporation
     1997 Non-Employee Directors Stock Option
     Plan.

     FOR  [   ]    AGAINST  [   ]     ABSTAIN  [  ]

(5) Proposal to approve the increase in the number of shares that may be granted under the Homeland
     Holding Corporation 1996 Stock Option Plan.

     FOR  [   ]    AGAINST  [   ]     ABSTAIN  [  ]

(6) In their discretion, upon such other matters as may properly come before the meeting.

     AUTHORIZED  [  ]      NOT AUTHORIZED  [  ]

     The shares represented by this proxy will be voted in accordance with the specifications made by the undersigned herein. IF NO SPECIFICATION IS
     MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

     Please mark, sign, date and return this Proxy in the enclosed envelope as soon as possible, even though you plan to attend this meeting.

     To help our preparations for the meeting, please check
     here if you plan to attend. [    ]

SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ABOVE ON THIS PROXY


_______________________________________ Date:  ______

_______________________________________ Date:  ______


     When shares are held by joint tenants, both should sign. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     If your address has changed, please note new address:

Address:______________________________________

Zip Code ______________





                            Supplemental Information


          Pursuant to Instruction 5 to Item 10 of Regulation S-K, the Company advises the Commission that the additional options under the Employee Stock Option Plan, the options under the Director Stock Option Plan and the shares of Common Stock covered thereby are exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. While the persons to whom options will be granted have not been determined, such options will only be granted to a limited number of participants, consisting of executive officers, directors and key management, all of whom would be accredited investors. No general advertising will be used in connection with the options and the options will not transferable during the lifetime of the optionees. All of the optionees will be required to execute and to deliver stock option agreements which contain standard private offering representations and warranties and transfer restrictions. The Company is presently evaluating filing a registration statement with respect to such options and such shares of Common Stock.